EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report of Pacific Sunwear of California, Inc. (the “Company”) on Form 10-Q for the quarter ended October 28, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Seth R. Johnson, the Chief Executive Officer of the Company, and Gerald M. Chaney, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i)	the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 4, 2006	/s/ SALLY FRAME KASAKS
Sally Frame Kasaks
Interim Chief Executive Officer Pacific Sunwear of California, Inc. (Principal Executive Officer)

Dated: December 4, 2006	/s/ GERALD M. CHANEY
Gerald M. Chaney
Senior Vice President and Chief Financial Officer Pacific Sunwear of California, Inc. (Principal Financial Officer)

This certification accompanies this Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
A signed original of this written statement required by Section 906 has been provided to Pacific Sunwear of California, Inc. and will be retained by Pacific Sunwear of California, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.